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                                                                    EXHIBIT 21.1


                 SUBSIDIARIES OF HUDSON RESPIRATORY CARE INC.
                 --------------------------------------------

Name of Entity                              Jurisdiction
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Industrias Hudson                            Mexico


HRC Holding Inc.                             Delaware
  (HRC Holding Inc. is a holding
   company for 6 foreign corporations
   and 1 domestic corporation that
   collectively operate the Registrant's
   Swedish operations)